EX-99.B(j)ificonsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 33-45961 on Form N-1A of our report dated May 20, 2008, relating to the financial statements and financial highlights of Ivy Funds, Inc. including Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Small Cap Growth Fund, Ivy Asset Strategy Fund, Ivy Energy Fund, Ivy Science and Technology Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Money Market Fund, and Ivy Municipal Bond Fund, appearing in the Annual Report on Form N-CSR of Ivy Funds, Inc. for the year ended March 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 28, 2008